                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     July 24, 2000
                                                 ----------------------



                         Smith River Bankshares, Inc.
-----------------------------------------------------------------------
            (Exact  name of registrant as specified in its charter)



     Virginia                 333-86993                  54-1956616
------------------------------------------------------------------------
 (State or other             (Commission              (I.R.S. Employer
 Jurisdiction                File Number)             Identification No.)
 of incorporation)



Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia
----------------------------------------------------------------------------
                   (Address of principal executive offices)

                                     24112
                                     -----
                                  (Zip Code)



Registrant's telephone number, including area code   (540) 632-8092
                                                  --------------------------



----------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 5.      Other Events.

Smith River Bankshares, Inc., (the "Corporation"), has received all the necessary regulatory approvals in order to capitalize and own all the shares of Smith River Community Bank, N.A. (the "Bank"). The Bank has received final approval from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation to open as a nationally chartered bank effective July 24, 2000. The Bank will also be a member of the Federal Reserve. The Corporation has received approvals from the State Corporation Commission and the Federal Reserve Bank to capitalize and own all the shares of Smith River Community Bank, N.A. and function as its bank holding company.

Smith River Bankshares, Inc. began an offering to the public in November 1999 for a minimum of 537,500 and a maximum of 912,500 shares of its common stock at $10.00 per share. The Corporation is offering to its organizers/directors 87,500 units at $10.00 per unit. Each unit consists of one share of common stock and one warrant to purchase a share of common stock in the future at $10.00 per share. On July 12, 2000, the Corporation announced that it would extend its public offering of its shares of common stock until the close of business on July 31, 2000.

Smith River Bankshares, Inc. was incorporated as a Virginia corporation effective January 14, 1999. The Corporation was primarily organized to serve as a bank holding company for the proposed Smith River Community Bank, N. A. (the "Bank"). Prior to the organization of the Corporation, the Corporation's shareholders, who are also the Organizers, formed FCNB LLC, a limited liability company, to organize the Corporation and the Bank and provide for financing of organization, offering, and other pre-opening costs.

Smith River Community Bank, N.A. intends to operate as a full service bank serving the areas of Martinsville and Henry County and surrounding areas. Upon opening, the Bank will begin to attract and accept deposits and will make commercial, consumer and real estate loans. Smith River Community Bank, N.A. will emphasize the advantages of dealing with an independent, locally-owned and headquartered commercial bank to meet the particular needs of individuals, professionals and small to medium-sized businesses.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SMITH RIVER BANKSHARES, INC.


Date   July 24, 2000                By /s/ Cecil R. McCullar
       -------------                   ------------------------
                                           Cecil R. McCullar
                                           President and Chief Executive Officer


Date   July 24, 2000                By /s/ Brenda H. Smith
       -------------                   ------------------------
                                           Brenda H. Smith
                                           Senior Vice President and
                                           Chief Financial Officer